The Fiserv Group
                                Savings-Related
                               Share Option Plan

                            Adopted on 17 March 2000


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                                       CONTENTS

1.       Name of the Plan......................................................1

2.       Definitions and Interpretation........................................1

3.       Invitations to Apply for Options......................................3

4.       Adjustment of Application.............................................5

5.       Deductions of SAYE Contributions......................................5

6.       Grant of Options......................................................5

7.       Option Certificates...................................................5

8.       Non-Transferability of Options........................................5

9.       Limitations on Grants.................................................6

10.      Exercise of Options...................................................6

11.      Takeovers and Liquidations............................................7

12.      Exchange of Options...................................................8

13.      Variation of Share Capital............................................9

14.      Manner of Exercise of Options.........................................9

15.      General..............................................................10

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The Fiserv Group Savings-Related Share Option Plan

1.    Name of the Plan

The Plan will be known as The Fiserv Group Savings-Related Share Option Plan.

2.    Definitions and Interpretation

2.1 For the purposes of the Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings:-


"the Adoption Date"                   means the date on which the Plan is
                                      approved by the Board of Inland Revenue;


"the Appointed Authority"             means any building society within  the
                                      meaning of the Building Societies Act 1986 or any institution authorised by the Banking Act 1987 with which the UK Board may require Eligible Employees to enter into a Savings Contract as a condition of the grant of an Option;

"the Appropriate Period"               has the same meaning as in paragraph
                                       15(2) of Schedule 9;

"Associated Company"                   has the same meaning as in Section 187(2)
                                       of the Taxes Act;

"the Auditors"                         means the auditors for the time being of
                                       the Company (acting as experts and not as arbitrators);

"the Board"                            means the board of directors of the
                                       Company or a duly authorised committee
                                       thereof;

"Bonus Date"                           means either

                                       (i) subject to (iii) below, the date
                                           specified in the application for the
                                           grant of an Option (being the date on
                                           which a bonus becomes payable under a
                                           Savings Contract);

                                      (ii) where no choice of bonus date is
                                           offered in the invitation to the
                                           Eligible Employee, the date specified
                                           in the invitation as the bonus date;
                                           or

                                     (iii) any replacement or alternative bonus
                                           date applicable by virtue of the
                                           operation of Rule 3;

"the Company"                           means Fiserv Inc., a Wisconsin
                                        corporation;

"Control"                               has the same meaning as in Section 840
                                        of the Taxes Act and  controlled  shall
                                        be construed accordingly;

                                        1

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"Date of Grant"                         means the date on which an Option is,
                                        was, or is to be granted under the Plan;

"Eligible Employee"                     means any person who is at both the date
                                        on  which invitation(s) are despatched
                                        by  the  UK  Board pursuant to Rule 3.1
                                        and at the relevant Date of Grant
                                        either:-

                                        (a)(i) a Full-Time Director or
                                               Qualifying Employee; and
                                          (ii) is not precluded by paragraph 8
                                               of Schedule 9 from participating
                                               in the Plan; and

                                         (iii) is chargeable to tax in respect
                                               of his office or employment under
                                               Case I of Schedule E; or

                                        (b)    is an employee or director of any
                                               Participating Company nominated
                                               by the UK Board (having consulted
                                               the Board) to be an Eligible
                                               Employee;

"Full-Time Director"                     means a director of a Participating
                                         Company whose terms of employment
                                         require him to work for at least
                                         twenty-five hours per week (excluding
                                         meal breaks);

"Group"                                  means the UK Company and its
                                         Subsidiaries;

"Market Value"                           means on any day the amount determined
                                         to be the market value  of an  Ordinary
                                         Share in accordance with the provisions
                                         of Part VIII of the Taxation of
                                         Chargeable   Gains   Act  1992  and
                                         agreed in advance for the  purposes
                                         of the Plan with the Inland Revenue
                                         Shares Valuation Division;

"Option"                                 means an option to acquire Plan Shares
                                         granted pursuant to the Plan;

"Option Certificate"                     means a certificate evidencing an
                                         Option issued in accordance with
                                         Rule 9;

"Option Price"                           means the price at which each Plan
                                         Share subject to an Option may be
                                         acquired on the exercise of that Option
                                         being, subject to Rule 13, not less
                                         than the higher of:-

                                        (i)   the nominal value of a Plan Share;
                                              and
                                        (ii)  80% or such other percentage as is
                                              permitted by paragraph 25(b) of
                                              Schedule 9 of the Market Value of
                                              a Plan Share on the day the
                                              Option was issued pursuant to
                                              Rule 3;

"Ordinary Shares"                       means the shares of common stock of the
                                        Company;

"Participant"                           means any person who for the time being
                                        participates in the Plan;

                                       2

"Participating Company"                 means the UK Company
                                        and any Subsidiary which has been
                                        nominated by the Board to be a
                                        Participating Company;

"the Plan"                              means the Fiserv Group Saving related
                                        Share Option Plan constituted and
                                        governed by the Rules;

"Plan Period"                           means the period of 1 years commencing
                                        on the Adoption Date;

"Plan Shares"                           means Ordinary Shares which satisfy the
                                        conditions specified in Paragraphs 10-14 inclusive of Schedule 9 to be acquired by a Participant on the exercise by him of an Option;

"Qualifying Employee"                   means an employee of Participating
                                        Company (who is not a director);

"Record Date"                           in relation to any particular  payment
                                        of dividend or the making of any other
                                        distribution to the Company's
                                        stockholders means the date on which any such stockholder must be duly recognised by the Company as such in order to have the right to receive such dividend or other distribution;

"Rules"                                 means these rules as from time to time
                                        amended;

"Savings Contract"                      means a contract under a certified
                                        contractual savings plan, within the
                                        meaning of Section 326(2) of the Taxes
                                        Act and which has been approved by the
                                        Board of Inland Revenue for the purposes of Schedule 9;

"Schedule 9"                            means Schedule 9 to the Taxes Act;

"Specified Age"                         [60];

"Subsidiary"                             means a body corporate of which the UK
                                         Company has Control and which is a
                                         subsidiary of the Company within the
                                         meaning of Section 736 of the Companies
                                         Act 1985;

"Subsisting Option"                      means an Option which has neither
                                         lapsed nor been exercised; and

"Taxes Act"                              means the Income and Corporation Taxes
                                         Act 1988;

"UK Board"                               means the board of directors of the UK
                                         Company or a duly authorised committee
                                         thereof;

"UK Company"                             means Fiserv (Europe) Limited,
                                         registered as company number 02467435.

2.2 Where the context so permits the singular shall include the plural and vice versa and the masculine shall include the feminine.

2.3 Reference to any Act shall include any statutory modification, amendment or re-enactment thereof.
                                        3

3.    Invitations to Apply for Options

3.1 Subject to any limitations referred to herein, the UK Board may, with the consent of the Board, with effect from the Adoption Date at any time during the Plan Period invite every Eligible Employee to apply for the grant of an Option on the terms of the Plan.

3.2  An invitation to an Eligible Employee shall specify the following:-

     (A) the date, being not less than 14 days after the issue of the invitation, by which an application must be made;

     (B)  the Option Price or the formula for determining the Option Price;

     (C) the applicable Bonus Date or any choice of Bonus Date which may be offered by the UK Board, with the consent of the Board; and

     (D) the maximum permitted aggregate monthly savings contribution, being the lesser of (a) (pound) 250 or such other maximum specified in paragraph 24 of Schedule 9 as the same is from time to time amended and (b) such sum (being a multiple of (pound)1 and not less than (pound)5) as the UK Board, having consulted the Board, decides shall apply to every Eligible Employee in respect of that invitation.

3.3 Each invitation shall be accompanied by a proposal form for a Savings Contract and an application form. The applicant shall at the time of making an application for the grant of an Option state:-

     (A) the maximum monthly savings contribution (being a multiple of(pound)1 and not less than(pound)5) which he wishes to make under the related Savings Contract;

     (B) that his proposed monthly savings contribution, when added to any monthly savings contributions then being made under any other Savings Contract linked to an Option granted under the Plan or any other plan approved under Schedule 9, will not exceed the maximum permitted aggregate monthly savings contribution specified in the invitation;

     (C)  the relevant Bonus Date; and

     (D) whether, for the purpose of determining the number of Plan Shares over which an Option is to be granted, the repayment under the Savings Contract is to be taken as including the maximum bonus, the standard bonus or no bonus;

     and shall authorise the UK Board to enter on the Savings Contract proposal form such monthly savings contribution, not exceeding the maximum stated on the application form, as shall be determined pursuant to Rule 4 below. Subject to the aforesaid the invitation may be given in such manner and form as the UK Board may from time to time prescribe.

3.4 Each application shall be deemed to be for an Option over the largest whole number of Plan Shares which can be bought at the Option Price with the expected repayment under the related Savings Contract at the appropriate Bonus Date.

3.5  Each application shall be valid only if:-
                                       4

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     (A)  it is received by the UK Company not later than the date specified for this purpose in the invitation;

     (B) it contains an agreement by the Eligible Employee to be bound by all such terms or conditions as may have been specified in the invitation or as are specified in the Rules;

     (C) it is accompanied by a proposal form duly signed and completed save for the amount of the monthly contributions; and

     (D) it is made in such form and manner as the UK Board may in its discretion allow.

4.    Adjustment of Application

4.1 If the UK Company receives valid applications for Option over an aggregate number of Plan Shares which would cause any of the limits in Rule 9 to be exceeded then the following steps shall be carried out successively to the extent necessary to eliminate the excess:-

     (A) each election for the maximum bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for only the standard bonus to be so included;

     (B) each election for a bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for no bonus (or only part of the bonus) to be so included;

     (C) the excess over(pound)5 of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary; and

     (D) applications shall be selected by lot, each based on a monthly savings contribution of(pound)5 and the inclusion of no bonus in the amount applied in the purchase of Shares.

4.2 Each application shall be deemed to have been modified o withdrawn in accordance with the application of the foregoing provisions and the UK Board shall complete each Savings Contract proposal form to reflect any reduction in monthly savings contributions resulting therefrom.

5.   Deductions of SAYE Contributions

Contributions to any Savings Contract shall be payable by means of regular deductions from the wage or salary remitted by the UK Company or a Subsidiary to the Eligible Employee's account with the Appointed Authority PROVIDED THAT if and so long as payment by such means is rendered temporarily impracticable by reason of maternity leave, prolonged sick leave or other similar circumstances, the Eligible Employee may pay such contributions by any reasonable means agreed between the UK Company or the Subsidiary, the Eligible Employee and the Appointed Authority.

6.    Grant of Options

Not later than 30 days after the day the invitations to apply for Options were issued pursuant to Rule 3 (or 42 days in the event of an adjustment under Rule
4) the UK Board shall grant, or procure the grant of, an Option to each applicant who is still an Eligible Employee over the number of Plan Shares for which, pursuant to Rule 3.5 (and subject to Rule 4) he is deemed to have applied.

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7.    Option Certificates

As soon as reasonably practicable after Options have been granted the UK Board shall issue an Option Certificate in respect of each Option in such form, not inconsistent with these Rules, as the UK Board may determine carrying a statement to the effect of Rule 8.

8.    Non-Transferability of Options

An Option and an invitation shall be personal to the Eligible Employee to whom it is granted or made and shall not be capable of assignment. Any purported charge, pledge, assignment, disposal of or dealing with an Option shall cause the Option to lapse forthwith.

9.    Limitations on Grants

9.1 The UK Board may, at the direction of the Board, before issuing invitations on any occasion, determine a limit on the number of Ordinary Shares which are to be available in respect of that invitation in order to ensure that Ordinary Shares remain available for subsequent invitations.

9.2 No Option shall be granted to an Eligible Employee if the monthly savings contribution under the related Savings Contract, when added to the monthly savings contributions then being made under any other Savings Contract, would exceed the maximum specified in paragraph 24 of Schedule 9.

10.   Exercise of Options

10.1 Subject to Rules 10.2 and 14 any Subsisting Option may be exercised in whole or in part at any time following the earliest of the following events:-

     (A)  the relevant Bonus Date;

     (B)  the death of the Participant;

     (C)  the   Participant   ceasing  to  be  a  director   or  employee  of  a
          Participating Company by reason of:-

          (1) his retirement on reaching the Specified Age or at any other age at which he is bound to retire in accordance with the terms of his contract of employment;

          (2) injury or disability recognised as such expressly by the UK Board in writing for the purposes of this paragraph;

          (3) dismissal by reason of redundancy (within the meaning of the Employment Rights Act 1996);

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          (4)  the  company  by  which  he is  employed (if not the UK  Company)
               ceasing to be a Subsidiary;

          (5) the business or part of a business to which that office or employment relates being transferred to a person who is neither an Associated Company nor a company of which the Company has Control; or

         (6) the Participant ceasing to be a director or employee of a Participating Company more than three years after the relevant Date of Grant for any reason other than death or an event specified in sub-paragraph (C) (1) to (5) of Rule 10.1;

     (D) the relevant Bonus Date, where the Participant holds an office or employment in a company which is not a Participating Company but which is an Associated Company of the Company or a company of which the Company has control; and

     (E) the occurrence of the event or events referred to in Rule 11 which by the terms thereof cause an Option to become exercisable.

10.2 An Option shall lapse on the earliest of the following events:-

     (A) except where the Participant has died, the expiry of six months following the relevant Bonus Date;

     (B) where the Participant has died during the six months following the Bonus Date, the first anniversary of the Bonus Date;

     (C) where the Participant has died before the Bonus Date, the first anniversary of his death;

     (D) unless the Participant has died, the expiry of six months after the Option has first become exercisable by virtue of sub-paragraph (C) or
          (E) of Rule 10.1;

     (E) the Participant ceasing to be a director or employee of the UK Company or a Subsidiary for any reason other than death or the reasons specified in Rule 10.1(C); and

     (F)  the Participant being adjudicated bankrupt.

10.3 If a Participant continues to be employed by a Participating Company after the date on which he reaches the Specified Age he may exercise any Subsisting Option within six months following that date.

10.4 No person shall be treated for the purposes of this Rule 10 as ceasing to be employed by a Participating Company until he is no longer employed by the UK Company, any Associated Company or a company of which the Company has Control.

10.5 A female Participant whose employment has been terminate in circumstances such that, pursuant to the Employment Rights Act 1996 she has a right to return to work shall be deemed for the purposes of the Rules not to have ceased to be employed by a Participating Company until such time as she is no longer capable, pursuant to the said Act, of exercising a right to return to work and has not exercised such right.

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11.  Takeovers and Liquidations

11.1 If at any time a general offer is made to acquire the whole of the issued ordinary share capital of the Company or the part thereof which is not already owned by the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror and such offer has become or been declared unconditional a Participant may at any time within 6 months of the date upon which the offer becomes or is declared unconditional exercise any Subsisting Options (either in whole or in part) which are then held by him. At the end of the 6 month period, all Subsisting Options shall lapse.

11.2 If the offeror becomes entitled or bound to acquire any Ordinary Shares of the Company a Participant shall be entitled (subject to Rule 14) to exercise any Subsisting Options (either in whole or in part) which he holds at any time that the offeror is so entitled or bound. Upon the offeror ceasing to be either so entitled or bound all Subsisting Options shall lapse.

11.3 If the Court sanctions a compromise or arrangement proposed for the purpose of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, a Participant shall be entitled (subject to Rule 14) to exercise any Subsisting Options (either in whole or in part) which he holds within the period of [6 months] following the date of sanction by the Court and upon the expiry of such period all Subsisting Options shall lapse.

11.4 If a notice of a meeting to consider a resolution for any other voluntary winding up of the Company shall be given, a Participant shall forthwith and until the commencement of the winding up be entitled (subject to Rule 14) to exercise any Subsisting Option then held by him before the date on which such resolution is duly passed. Subject to the foregoing provisions of this Rule all Subsisting Options shall lapse on the winding up of the Company.

11.5 Upon the Board becoming aware that any of the events  referred to above has
     happened   the  effect   thereof   shall  be  notified   forthwith  to  the
     Participants.

12.   Exchange of Options

12.1 This Rule 12 applies where a company ( the Acquiring Company ):-

     (A)  obtains Control of the Company as a result of making:-

          (1) a general offer to acquire the whole o the issued share capital of the Company (other than that which is already owned by it) made on a condition such that if satisfied the Acquiring Company will have Control of the Company; or

          (2) a general offer to acquire all the Ordinary Shares (or such Ordinary Shares as are not already owned by the Acquiring Company); or

     (B)  obtains   Control  of  the  Company  in  pursuance  of  compromise  or arrangement sanctioned by the Court; or

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

     (C)  becomes bound or entitled to acquire Ordinary Shares.

12.2 If as a result of the events specified in Rule 12.1(A) o 12.1(B) the Acquiring Company has obtained Control of the Company, or if the Acquiring Company becomes bound or entitled to acquire shares in the Company as specified in Rule 12.1(C), any such Subsisting Option may at any time during the Appropriate Period (and with the agreement of the Acquiring Company) be released by the Participant for a new Option which satisfies the conditions that it:-

     (A) is over shares in the Acquiring Company or a company which has Control of the Acquiring Company which satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 (and the terms Ordinary Shares and Plan Shares in this Plan shall thereafter be construed accordingly);

     (B) is the right to acquire such number of Plan Shares as have on acquisition of the new Option an aggregate market value equal to the aggregate market value of the Plan Shares subject to the old Option immediately before its release;

     (C) has an Option Price per Plan Share such that the total amount payable on exercise is equal to the total amount payable on exercise of the old Option; and

     (D) is otherwise in identical terms to the old Option and for this purpose references to the Company in Rule 10, 11, 12, 13, 14, 15 and the definitions shall, unless the context otherwise requires, be deemed to refer to the Acquiring Company or, as the case may be, to the other company over whose shares the new Option is granted.

     The new Option shall for all other purposes of the Plan be treated as having been acquired at the same time as the old Option in respect of which it is granted.

12.3 The provisions of this Rule 12 shall apply with any consequential amendments in the event that Control of the Acquiring Company itself changes as a result of the events specified in Rule 12.1 above.

13.   Variation of Share Capital

13.1 In the event of any variation in or reorganisation of the share capital of the Company whether by way of capitalisation or offer by way of rights or reduction, sub-division or consolidation of shares then the number of Plan Shares subject to any Option and the Option Price shall be adjusted by the Board in such manner as the Auditors confirm in writing to be fair and reasonable provided that:-

     (A) the aggregate amount payable on the exercise of an Option in full is not increased;

     (B) the Option Price is not reduced below the nominal value of an Ordinary Share;

     (C) no adjustment shall be made without the prior approval of the Board of Inland Revenue; and

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

     (D) following the adjustment the Ordinary Shares subject to the Option continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

13.2 The UK Board shall notify each Participant of any adjustment made pursuant to this Rule 13 as soon as practicable thereafter.

14.   Manner of Exercise of Options

14.1 No Option may be exercised by an individual at any time when he is, or by the personal representatives of an individual who at the date of his death was, precluded by paragraph 8 of Schedule 9 from participating in the Plan.

14.2 No Option may be exercised at any time when the shares which may thereby be acquired are not Plan Shares as defined in Rule 2.

14.3 An Option shall be exercised by the Participant, or his personal representatives, as the case may be, giving notice in writing in such form as may be determined by the UK Board specifying the number of Plan Shares in respect of which he wishes to exercise the Option and accompanied by the appropriate payment in full (which shall not exceed the sum obtained by way of repayment under the related Savings Contract). Such notice shall take effect on the date of its receipt by the UK Company.

14.4 Subject to any necessary consents and to an Option having been exercised in accordance with the provisions of this Rule 14, the UK Company shall as soon as practicable and in any event not later than 30 days after the exercise of an Option procure an allotment or the transfer to the Participant of the number of Plan Shares specified in the notice exercising the Option.

14.5 For the purposes of Rule 14.3 above, any repayment under the Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls more than one month after the date on which repayment is made.

14.6 All Plan Shares allotted pursuant to the exercise of any Option shall as to voting, dividend, transfer and other rights including those arising in the liquidation of the Company, rank equally in all respects and as to one class with the Ordinary Shares of the Company in issue as at the date of such allotment, save that any allotment made after the earlier of the date of announcement of a proposed dividend or other distribution and the Record Date of a proposed dividend or other distribution shall be made upon terms that the Ordinary Shares so allotted are not entitled to participate therein.

15.   General

15.1 Participation in the Plan by a Participant is a matter entirely separate from, and shall not affect, his pension rights and terms of employment and, in particular (but without prejudice to the generality of the foregoing), if a Participant shall for any reason cease to be employed by or hold office in a Participating Company, he shall not be entitled by way of compensation for loss or otherwise howsoever, to any sum or benefit to compensate him for the loss of any right or benefit under the Plan.

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15.2 The UK Company shall  maintain all  necessary  books of account and records relating to the Plan.

15.3 The Plan shall in all respects be administered by the UK Board which may make such Rules not being inconsistent with the terms and conditions hereof for the conduct of the Plan as the UK Board thinks fit. Any dispute regarding the interpretation of the Rules or the terms of any Option shall be determined by the UK Board (upon such advice as it shall consider necessary) and its decision shall be final and binding.

15.4 A Participant who is a director of the UK Company may notwithstanding his interest, vote on any resolution of the UK Board concerning the Plan (other than in respect of his own participation therein) and may retain any benefits under the Plan.

15.5 The UK Board may, with the consent of the Board, alter this Plan in any respect except that:-

     (A) no alteration may be made which would alter to the disadvantage of a Participant any rights already accrued to him except with his prior written consent; and

     (B) following the approval of the Plan under Schedule 9, no alteration shall have effect until approved by the Board of Inland Revenue.

15.6 The cost of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Board shall determine.

15.7 Any notice or document may be given by the Company or the UK Company to any Eligible Employee or Participant either personally or by first class post to his last known address, and to the Company or the UK Company either personally or by first class post to 5 Roundwood Avenue, Stockley Park, Uxbridge, Middlesex UV11 1AX. Items sent by post shall be prepaid and shall be deemed to have been received 72 hours after posting.

15.8 The UK Company will ensure that the Company keeps sufficient authorised but unissued Ordinary Shares or has under its control sufficient issued Ordinary Shares to permit the exercise of all unexercised Options.

15.9 The Board or the Company in general meeting may at any time terminate the Plan and in such event no further Options will be granted, but the subsisting rights of Participants will not thereby be affected.

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